Exhibit 99.1

500 Glenpointe Centre West
Teaneck, NJ 07666

CONTACT: Gordon Coburn
Chief Financial Officer
201-678-2712

Investors: Gordon McCoun
Press: Brian Maddox/Scot Hoffman
Financial Dynamics
212-850-5600
scot.hoffman@fd.com

COGNIZANT REPORTS RECORD THIRD QUARTER RESULTS

Exceeds Revenue and Earnings Expectations

Raises Outlook for Full Year 2006

Teaneck, NJ – November 2, 2006 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT services, today announced its financial results for the three and nine months ended September 30, 2006.

Highlights – Third Quarter 2006

•	Quarterly revenue increased to $377.5 million, up 60% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.40, compared to $0.28 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis was $0.45, excluding stock-based compensation expense of $0.05.

Revenue for the third quarter of 2006 increased to $377.5 million, up 12% sequentially from $336.8 million in the second quarter of 2006, and up 60% from $235.5 million in the third quarter of 2005. GAAP net income was $61.0 million, or $0.40 per diluted share, compared to $40.6 million, or $0.28 per diluted share, in the third quarter of 2005. Diluted earnings per share on a non-GAAP basis was $0.45. GAAP operating margin for the quarter was 18.2%. Excluding stock based compensation expense of $7.5 million, non-GAAP operating margin was 20.2%, at the high end of the Company’s targeted 19-20% range. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

Highlights – Nine Months Ended September 30, 2006

•	Revenue increased to $999.8 million, up 59% from the year-ago period.

•	Diluted EPS on a GAAP basis was $1.09, compared to $0.74 in the year-ago period.

•	Diluted EPS on a non-GAAP basis was $1.22, excluding stock-based compensation expense of $0.13.

Revenue for the nine months ended September 30, 2006 increased to $999.8 million, up 59% from $628.9 million in the same period of 2005. GAAP net income was $163.3 million, or $1.09 per diluted share, compared to $108.6 million, or $0.74 per diluted share, in the same period of 2005. Diluted earnings per share on a non-GAAP basis was $1.22. GAAP operating margin was 18.3%. Excluding stock based compensation expense of $21.8 million, non-GAAP operating margin was 20.4%. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are very pleased with our strong financial performance in the third quarter, which further extends our track record of industry-leading growth,” said Lakshmi Narayanan, President and CEO of Cognizant. “Our results were driven by our ability to leverage Cognizant’s leadership in our core vertical markets and key solution offerings to win new business from both new and existing customers. During the quarter, we experienced strong growth across our industry segments, including strengthening our industry leadership in healthcare, life sciences and financial services. Demand for our broad range of solutions was particularly evident in testing, ERP/CRM, complex systems development, high-end vertical BPO and IT infrastructure management, all areas where we have translated our deep technology and domain expertise into strong market positions over the last several quarters. We also maintained our focus on building the foundation to support the next phase of our growth by investing heavily in our capabilities, people and infrastructure on a global scale.”

Narayanan continued, “As we move forward into 2007, we recognize that what distinguishes Cognizant in the market is our unparalleled commitment to partnering with our customers to strengthen their business while providing a tangible return on their IT investments. We are confident that our commitment to generating high levels of customer satisfaction will continue to fuel strong demand for our services and drive our industry-leading growth well into 2007.”

2006 Outlook – Fourth Quarter & Full Year

Based on current visibility, the Company is now providing the following guidance:

•	Fourth quarter 2006 revenue anticipated to be at least $405 million, up over 57% compared to the fourth quarter of 2005.

•	Fourth quarter 2006 diluted EPS expected to be $0.42 on a GAAP basis, and $0.47 on a non-GAAP basis, which excludes a stock-based compensation expense of $0.05.

•	Fiscal 2006 revenue now anticipated to be at least $1.405 billion, up approximately 59% compared to 2005.

•	Fiscal 2006 diluted EPS expected to be $1.51 on a GAAP basis.

•	Fiscal 2006 diluted EPS expected to be $1.68 on a non-GAAP basis, which excludes a stock-based compensation expense of $0.17.

•	Total headcount by end of 2006 expected to be approximately 38,000.

“Cognizant’s outstanding growth during the quarter is a testament to the strength of our long-standing reinvestment strategy,” said Gordon Coburn, Chief Financial Officer of Cognizant. “During the third quarter, we aggressively invested in building our employee base, with a net addition of approximately 4,700 employees around the world. We also continued to expand our European business, where growth exceeded the Company average for the second consecutive quarter. Furthermore, as we announced this morning, we continue to make significant investments in our global infrastructure and campuses across India to enhance our flexibility to grow the Company as demand for our services continues to escalate. As a result of our strong performance in the first nine months of the year, combined with the overall positive demand environment, we are raising guidance for Fiscal 2006.”

Conference Call

Cognizant will host a conference call November 2, at 9:00 a.m. (ET) to discuss the Company’s quarterly results. To listen to the call please dial (888) 652-6834 domestically or (706) 679-3288 internationally. The call will also be broadcast live via the Internet at Cognizant’s web site, www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay will be made available on the web site at www.cognizant.com or by calling (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “8714977” from two hours after the end of the call until 11:59 p.m. (ET) on November 9, 2006.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant uses its own on-site/offshore outsourcing model to provide applications management, development, integration, and reengineering; infrastructure management; business process outsourcing; and numerous related services, such as enterprise consulting, technology architecture, program management, and change management.

Cognizant’s more than 35,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and on-site client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor, was recently named one of Forbes’ Best Small Companies in America for the fourth consecutive year, and ranked among the top information technology companies in BusinessWeek’s Hot Growth Companies. Cognizant is a member of the NASDAQ-100 Index. Find additional information about Cognizant at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Cognizant’s management uses financial statements that do not include stock-based compensation expense related to employee stock options and employee stock purchases for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of Cognizant’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting FAS 123R, Cognizant’s management believes that providing a non-GAAP financial measure that excludes stock-based compensation allows investors to make additional comparisons between Cognizant’s operating results to those of other companies. Accordingly, Cognizant believes that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with the company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Cognizant’s business. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

-tables to follow-

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$377,522	$235,536	$999,837	$628,928

Cost of revenues (exclusive of depreciation and amortization shown separately below)	208,427	128,175	555,335	343,937

Selling, general and administrative expenses	91,470	54,759	238,219	142,295

Depreciation and amortization expense	8,861	5,581	23,692	16,120

Income from operations	68,764	47,021	182,591	126,576

Other income (expense):
Interest income	4,787	2,221	12,077	6,122
Other income / (expense), net	(611)	130	856	(589)

Total other income / (expense)	4,176	2,351	12,933	5,533

Income before provision for income taxes	72,940	49,372	195,524	132,109

Provision for income taxes	11,913	8,789	32,262	23,516

Net income	$61,027	$40,583	$163,262	$108,593

Basic earnings per share	$0.43	$0.30	$1.16	$0.80

Diluted earnings per share	$0.40	$0.28	$1.09	$0.74

Weighted average number of common shares outstanding	141,202	137,186	140,470	135,786

Weighted average number of common and dilutive shares outstanding	150,836	147,281	150,228	146,552

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30, 2006	December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$197,700	$196,938
Short-term investments	337,898	227,063
Trade accounts receivable, net of allowances of $3,472 and $2,325, respectively	253,933	153,971
Unbilled accounts receivable	42,789	22,725
Deferred income tax assets, net	58,542	42,752
Other current assets	30,355	19,974

Total Current Assets	921,217	663,423
Property and equipment, net	198,108	146,982
Goodwill	26,775	18,223
Other Intangible assets, net	21,467	16,277
Deferred income tax assets, net	1,451	17,247
Other assets	13,494	7,741

Total Assets	$1,182,512	$869,893

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$27,648	$16,420
Accrued expenses and other liabilities	185,633	137,375

Total Current Liabilities	213,281	153,795
Other noncurrent liabilities	2,673	1,953

Total Liabilities	215,954	155,748

Stockholders' Equity	966,558	714,145

Total Liabilities and Stockholders' Equity	$1,182,512	$869,893

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share data)

	Three Months Ended September 30,
	2006 GAAP	2006 Adjustments		2006 Non-GAAP
Income from operations	$68,764	$7,470	(a)	$76,234

Operating margin	18.2%	2.0	%(a)	20.2%

Diluted earnings per share	$0.40	$0.05	(b)	$0.45

	Nine Months Ended September 30,
	2006 GAAP	2006 Adjustments		2006 Non-GAAP
Income from operations	$182,591	$21,841	(c)	$204,432

Operating margin	18.3%	2.1	%(c)	20.4%

Diluted earnings per share	$1.09	$0.13	(d)	$1.22

Notes:

(a)	Adjustment to exclude stock-based compensation of $7,470 from income from operations of which $3,441 was reported in cost of revenues and $4,029 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statement of operations.
(b)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit of $541.
(c)	Adjustment to exclude stock-based compensation of $21,841 from income from operations of which $9,920 was reported in cost of revenues and $11,921 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statement of operations.
(d)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit of $2,516.